Exhibit 23.1



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-91000, 333-03721, and 333-11775) of NETCOM On-Line
Communication Services, Inc. of our report dated February 5, 1997, with respect to the consolidated financial statements of NETCOM On-Line communication Services, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1996.


                                       ERNST & YOUNG LLP


San Jose, California
March 27, 1997